SECOND AMENDMENT TO SUBSERVICING AGREEMENT

THIS SECOND AMENDMENT TO SUBSERVICING AGREEMENT (“Second Amendment”) dated as of February 1, 2006 by and between Crescent Mortgage Company (“Owner/Servicer”) and Cenlar FSB (“Subservicer”).

RECITALS

WHEREAS, Owner/Servicer and Subservicer entered into a certain Subservicing Agreement dated as of January 1, 2004 and a First Amendment to Subservicing Agreement dated as of February 19, 2004 (the “Agreement”); and

WHEREAS, Owner/Servicer and Subservicer desire to amend the Agreement further as set forth below.

NOW THEREFORE, in consideration of mutual recitals, promises and covenants set forth in this Second Amendment and in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.            Exhibit II is hereby amended to change the terms of the exit fee as follows:

           Loan Exit Fee:

Payoffs	None
Termination Without Cause (Standard)
Less than 6 months of if less than 3,000 loans	$35.00
6-12 months	$25.00
Year 2	$20.00
Year 3 and thereafter	$15.00
Loans sold to Chase Home Finance LLC that are intended to remain at Cenlar for 180 days	No Charge

2.            The amendment provided for herein shall apply and be effective only with respect to the provisions of the Agreement specifically referred to herein. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the day and year Second indicated above.

CRESCENT MORTGAGE COMPANY		CENLAR FSB

By:	/s/ Robert C. KenKnight	By:	/s/ Gregory S. Tornquist
Title:	President	Title:	Executive Vice President